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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of HEI, Inc. on Forms S-8 (File Nos. 33-33322, 33-46928 and 33-46929) of our report dated October 4, 1996, on our audits of the financial statements of HEI, Inc. as of August 31, 1996 and 1995, and for the years ended August 31, 1996, 1995 and 1994, which report is incorporated by reference in its Annual Report on Form 10-KSB for the year ended August 31, 1996.



                                                  /S/ Coopers & Lybrand L.L.P.

                                                  COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
November 21, 1996